                                                           EXHIBIT 4(a)


                         AMENDMENT NO. 1
                               TO
                        CREDIT AGREEMENT

    This Amendment No. 1, dated as of September 25, 1996, is among THE CHASE MANHATTAN BANK (successor to The Chase Manhattan Bank, N.A. and Chemical Bank) (hereafter referred to as "Chase"), NATIONSBANK, N.A. ("NationsBank"), MARINE MIDLAND BANK ("Marine"), THE CHASE MANHATTAN BANK (successor to The Chase Manhattan Bank, N.A.), as agent under the Credit Agreement referred to below ("Agent"), and ONEIDA LTD., a New York corporation (the "Borrower").

RECITALS:

    A. The Chase Manhattan Bank, N.A., Chemical Bank, NationsBank, Agent and Borrower are parties to a Credit Agreement dated as of January 19, 1996 (the "Credit Agreement") pursuant to which the Banks (as defined therein) agreed to make loans to Borrower from time to time up to a maximum amount of $45,000,000 outstanding at any one time.

    B. The Chase Manhattan Bank, N.A. and Chemical Bank have merged, and Chase has succeeded to the entire interests of The Chase Manhattan Bank, N.A. and Chemical Bank (including their respective Commitments) under the Credit Agreement.

    C. Pursuant to an Assignment and Assumption dated the date hereof (the "Assignment"), Chase has assigned to Marine, and Marine has assumed, a portion of Chase's Commitment under the Credit Agreement in the amount of $10,000,000. Under the Assignment, Chase retained all of its rights under the Credit Agreement with respect to all of Chase's Loans outstanding as of the date hereof.

    D. The parties desire to amend the Credit Agreement to increase the Commitment of NationsBank, decrease the Commitment of Chase, and amend certain other provisions of the Credit Agreement to reflect Marine's assumption of $10,000,000 of Chase's Commitment

    NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment shall have the meanings given to those terms in the Credit Agreement.

2.  Modification of Commitments.

    (a)  The  aggregate  Commitments of  the  Banks  under  the  Credit
Agreement will remain at $45,000,000, but the amount of the respective Commitments of the Banks is hereby amended as follows:

              Name of Bank             Amount of Commitment

              Chase                    $20,000,000
              NationsBank              $ 15,000,000
              Marine                   $ 10,000,000

    (b) The modification to the Commitments of the Banks set forth above shall not affect a Bank's right to receive any amount due under the Credit Agreement with respect to Loans outstanding as of the date of this Amendment which are described on the attached Schedule A (the "Outstanding Loans"). All payments of principal, interest, and late charges with respect to Outstanding Loans and all fees accrued through the date of this Amendment shall be apportioned by the Agent among Chase and NationsBank ratably in accordance with the Commitments of such Banks in effect at the dates the Outstanding Loans were made.

    (c) All Base Rate Loans and all Eurodollar Loans made subsequent to the date of this Amendment, and all fees accruing under Section 2.7 of the Credit Agreement after the date hereof, will be apportioned among the Banks in accordance with the Commitments as modified by subparagraph (a) above. It is understood and agreed that the commitment fee accruing after the date hereof under Section 2.7(a) of the Credit Agreement will be based upon the total unused portion of the aggregate Commitments (including the Outstanding Loans) and apportioned among the Banks in accordance with the revised Commitment amounts set forth in subsection (a) above even though, until the Outstanding Loans have been repaid, the total principal balance of the Loans (including the Outstanding Loans) will not be allocated among the Banks in proportion to the revised Commitments.

3.  Addresses.

    (a) With the merger of The Chase Manhattan Bank, N.A. and Chemical Bank, the addresses for the Applicable Lending Office of Chase, and the Agency Office of Chase and the address for notices to be sent to Chase (individually and in its capacity as Agent) shall be the same addresses previously applicable to The Chase Manhattan Bank, N.A. as set forth in the Credit Agreement unless otherwise instructed by Chase in writing

    (b) The addresses of the Applicable Lending Offices for Marine and the addresses to which notices to Marine are to be sent, are as follows:

                   Lending Office for all Loans:
                   360 S. Warren Street
                   Syracuse, New York 13202

                   Address for notices:
                   360 S. Warren Street
                   Syracuse, New York 13202
                   Attn.: Commercial Lending

4.  Promissory Notes.

    (a) Concurrently with the execution of this Amendment, Borrower shall deliver the following Notes (hereafter referred to as the "New Notes") to the respective Bank:

         (i) Promissory Note in the principal amount of $10,000,000 payable to Marine in substantially the form of Exhibit A to the Credit Agreement to evidence all Base Rate Loans and Eurodollar Loans hereafter made by Marine;

         (ii) Promissory Note in the principal amount of $45,000,000 payable to Marine in substantially the form of Exhibit B to the Credit Agreement to evidence all Competitive Bid Loans hereafter made by Marine.

         (iii) Promissory Note in the principal amount of $20,000,000 payable to Chase in substantially the form of Exhibit A to the Credit Agreement to evidence all Base Rate Loans and Eurodollar Loans hereafter made by Chase;

         (iv) Promissory Note in the principal amount of $45,000,000 payable to Chase in substantially the form of Exhibit B to the Credit Agreement to evidence all Competitive Bid Loans hereafter made by Chase;

         (v) Promissory Note in the principal amount of $15,000,000 payable to NationsBank in the substantially the form of Exhibit A to the Credit Agreement to evidence all Base Rate Loans and Eurodollar Loans hereafter made by NationsBank;

         (vi) Promissory note in the principal amount of $45,000,000 payable to NationsBank in substantially the form of Exhibit B to the Credit Agreement to evidence all Competitive Bid Loans hereafter made by NationsBank;

    (b) The New Notes shall evidence all Loans made under the Credit Agreement after the date hereof. All Outstanding Loans shall continue to be evidenced by the Notes dated January 19, 1996 delivered to the Banks on the Closing Date (the "Existing Notes"). When all amounts payable in respect of the Outstanding Loans have been paid in full, the Existing Notes will be canceled and surrendered to Borrower.

5. Ancillary Documents. Concurrently with the execution of this Amendment, Borrower shall execute and deliver, or shall cause each of the Guarantors to execute and deliver a written instrument executed by Guarantors and Borrower confirming and acknowledging that (a) Marine Midland Bank shall be entitled to the benefits of and to rely upon the Guarantee Agreements previously executed by the Guarantors, and (b) such Guarantee Agreements and the Subordination Agreement executed by Borrower in favor of all the Banks remain in full force and effect after the amendments being made hereby.

6. Representations and Warranties. The Borrower represents and warrants to the Banks that:

    (a) Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment (except that Schedule E thereto does not reflect additional Liens, permitted under the Credit Agreement, which were created after the date thereof);

    (b)  No Default or Event of Default has occurred and is continuing;

    (c) This Amendment has been duly authorized and validly executed by Borrower.

7. Confirmation of Credit Agreement. Except as amended by this Amendment, all of the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of its obligations thereunder. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall mean and refer to the Credit Agreement as amendment by this Amendment.

8. Counterparts. This Amendment may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have. caused this Amendment to be duly executed as of the day and year first above written.


                                   ONEIDA LTD.

                                   By: /s/ Edward W. Thoma
                                           Edward W. Thoma
                                           Senior Vice President


                                   THE CHASE MANHATTAN BANK
                                   (as Agent and as Bank)

                                   By: /s/ Joseph H. Oddo, Jr.
                                           Joseph H. Oddo, Jr.
                                           Vice President


                                   NATIONSBANK, N.A.

                                   By: /s/ Patricia G. McCormack
                                           Senior Vice President


                                   MARINE MIDLAND BANK

                                   By: /s/ John R. Pennisi
                                           Vice President

                                  SCHEDULE A

                          Schedule of Outstanding Loans


                                  Chase           NationsBank        Total
Loans Maturing     9/30/96    $10,833,333.33     $4,166,666.67     $15,000,000
Loans Maturing    10/29/96    $ 7,222,222.22     $2,777,777.78     $10,000,000
Loans Maturing    11/29/96    $10,833,333.33     $4,166,666.67     $15,000,000